Business Combination Presentation December 2015 Exhibit 99.2

Disclaimer Forward-Looking Statements This presentation contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Statements that are not strictly historical statements constitute forward-looking statements and may often, but not always, be identified by the use of such words such as “expects,” “believes,” “intends,” “anticipates,” “plans,” “estimates,” “potential,” “possible,” or “probable” or statements that certain actions, events or results “may,” “will,” “should,” or “could” be taken, occur or be achieved. The forward-looking statements include statements about the expected benefits of the proposed transaction to Earthstone and Lynden and their stockholders, the anticipated completion of the proposed transaction or the timing thereof, the expected future reserves, production, financial position, business strategy, revenues, earnings, costs, capital expenditures and debt levels of the combined company, and plans and objectives of management for future operations. Forward-looking statements are based on current expectations and assumptions and analyses made by Earthstone, Lynden and their management in light of experience and perception of historical trends, current conditions and expected future developments, as well as other factors appropriate under the circumstances. However, whether actual results and developments will conform to expectations is subject to a number of material risks and uncertainties, including but not limited to: the ability to obtain stockholder, court and regulatory approvals of the proposed transaction; the ability to complete the proposed transaction on anticipated terms and timetable; Earthstone’s and Lynden’s ability to integrate successfully after the transaction and achieve anticipated benefits from it; the possibility that various closing conditions for the transaction may not be satisfied or waived; risks relating to any unforeseen liabilities of Earthstone or Lynden; declines in oil, natural gas liquids or natural gas prices; the level of success in exploration, development and production activities; inaccuracies of reserve estimates or assumptions underlying them; revisions to reserve estimates as a result of changes in commodity prices; risks related to level of indebtedness and periodic redeterminations of the borrowing base under Earthstone’s credit agreement; Earthstone’s ability to generate sufficient cash flows from operations to meet the internally funded portion of its capital expenditures budget; Earthstone’s ability to obtain external capital to finance exploration and development operations and acquisitions; the impacts of hedging on results of operations; Earthstone’s ability to replace oil and natural gas reserves; and any loss of senior management or technical personnel. Earthstone’s annual report on Form 10-K for the year ended December 31, 2014, quarterly reports on Form 10-Q, recent current reports on Form 8-K, and other Securities and Exchange Commission (“SEC”) filings discuss some of the important risk factors identified that may affect Earthstone’s business, results of operations, and financial condition. Lynden’s annual report on Form 10-K for the year ended June 30, 2015, quarterly reports on Form 10-Q, recent current reports on Form 8-K, and other SEC filings discuss some of the important risk factors identified that may affect Lynden’s business, results of operations, and financial condition. Earthstone and Lynden undertake no obligation to revise or update publicly any forward-looking statements except as required by law.

Disclaimer (Cont’d) Additional Information This presentation does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of a vote or proxy. The proposed transaction anticipates that the sale of Earthstone shares will be exempt from registration under the Securities Act, pursuant to Section 3(a)(10) of the Securities Act. Consequently, the Earthstone shares will not be registered under the Securities Act or any state securities laws. In connection with the proposed transaction, Earthstone and Lynden intend to file with the SEC a joint information statement/circular and other relevant documents to be mailed by Lynden and Earthstone to their respective security holders in connection with the proposed transaction. The joint information statement/circular will also be filed with the Canadian securities regulators. WE URGE INVESTORS AND SECURITY HOLDERS TO READ THE JOINT INFORMATION STATEMENT/CIRCULAR AND ANY OTHER RELEVANT DOCUMENTS WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT EARTHSTONE, LYNDEN AND THE PROPOSED TRANSACTION. Investors and security holders will be able to obtain these materials (when they are available) and other documents filed with the SEC and the Canadian securities regulators free of charge at the SEC’s website, www.sec.gov and at the System for Electronic Document Analysis and Retrieval (SEDAR) at www.sedar.com. In addition, a copy of the joint information statement/circular (when it becomes available) may be obtained free of charge from Earthstone’s website at www.earthstoneenergy.com, or from Lynden’s website at www.lyndenenergy.com. Investors and security holders may also read and copy any reports, statements and other information filed by Lynden or Earthstone, with the SEC, at the SEC public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 or visit the SEC’s website for further information on its public reference room. In addition, the documents filed with the SEC by Earthstone can be obtained free of charge from Earthstone’s website at www.earthstoneenergy.com or by contacting Earthstone by mail at 1400 Woodloch Forest Drive, Suite 300, The Woodlands, TX, 77380, or by telephone at (281) 298-4246. The documents filed with the SEC by Lynden can be obtained free of charge from Lynden’s website at www.lyndenenergy.com or by contacting Lynden by mail at Suite 1200, 888 Dunsmuir Street, Vancouver, British Columbia, V6C 3K4 or by telephone at (604) 629-2991. Earthstone, Lynden and their respective directors, executive officers and certain other members of management and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding Earthstone’s directors and executive officers is available in its proxy statement filed with the SEC by Earthstone on September 21, 2015 in connection with its 2015 annual meeting of stockholders, and information regarding Lynden’s directors and executive officers is available in its management proxy circular filed by Lynden with the SEC on October 21, 2015 in connection with its 2015 annual meeting of stockholders. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the joint information statement/circular and other relevant materials to be filed with the SEC and the Canadian securities regulators when they become available.

Investment Highlights

Diversified Shale Play Exposure with Growing Inventory

- ✓ Presence in the most prolific, domestic oil-bearing shale plays—Eagle Ford, Midland Basin, and Bakken
- ✓ Growth through drill bit and significant acquisitions
- ✓ ~600 total gross drilling locations across core plays
- ✓ Upside from down-spacing and other formations

Prudently Managed Balance Sheet

- ✓ Significant liquidity on-hand to fund growth plans
- ✓ Simple and unburdened capital structure—no term debt outstanding
- ✓ Traditional reserve-based credit facility with standard covenants
- ✓ $117.5mm combined borrowing base, $48.3mm drawn[1]
- ✓ Combined debt to annualized Q3 2015 EBITDA of 1.3x

Proven Management Team

- ✓ Four prior successful public entities
- ✓ Operational excellence
- ✓ Repeat institutional and high net worth investors
- ✓ Market recognition from investors and sellside research analysts

Note:
1 Combined borrowing base as of September 30, 2015, subject to redetermination

EARTHSTONE Energy, Inc. 3

Strategic Objectives Corporate Strategy Asset Strategy Optimize Existing Properties Implement operational improvements and efficiencies Drive down costs related to drilling, completion, and production Fully define geological and engineering upside Enhance Production / Cash Flow Acquire producing assets Pursue tactical operated acquisitions in proximity to existing properties/fields Divest non-core properties Growth Through the Drill Bit Acquire acreage at favorable terms Continue to generate and de-risk high-impact drilling opportunities Execute multi-year development drilling program Deliver superior returns to shareholders Maintain financial flexibility and a strong balance sheet to facilitate additional acquisitions Diversified exposure to the Eagle Ford, Midland Basin, and Bakken Achieve low development, operating, and G&A cost structure Consistently improve operating margins Generate significant cash flow and net income

Earthstone – A Platform for Steady Growth

- Over the last 12 months, Earthstone has quickly evolved from a micro cap, non-op Bakken company to a small cap, multi-basin operator with additional exposure to the Eagle Ford and Midland Basin
  - Adjusted EBITDAX and production have increased 3.3x and 9.2x, respectively
- Recent growth was largely facilitated by two corporate transactions and several asset transactions

November 2014

EARTHSTONE Energy, Inc.

Bakken
3.2 MMBoe[1]
662 Boepd[2]



Adjusted EBITDAX (Annualized) ($mm)3
3.3x
11.1
36.2
CQ3 '14
CQ3 '15 Combined



Production (Boepd)
9.2x
662
6,096
CQ3 '14
Current Combined

Q1 2016

EARTHSTONE Energy, Inc.

Eagle Ford
Midland Basin
Bakken
32.2 MMBoe[4,5]
6,096 Boepd[7]

Acquisitions

December 2014	December 2014	Q2/Q3 2015	Q1 2016
OAK VALLEY RESOURCES	FLATONIA ENERGY, LLC		LYNDEN ENERGY
Strategic Combination	Eagle Ford	Eagle Ford	
Eagle Ford Operator	Asset Acquisition	Acreage Acquisitions	
16.6 MMBoe[1]	*2.3 MMBoe[1]*	3,100 Gross Acres	Midland Basin
2,627 Boepd[6]	*1,024 Boepd[6]*	Karnes and Gonzales Counties, TX	13.4 MMBoe[4,5]
			1,450 Boepd[7]

Notes:
1 Total Earthstone proved reserves as estimated by Cawley, Gillespie & Associates, Inc. utilizing SEC price methodology effective December 31, 2014
2 Total Earthstone production for the three month period ended September 30, 2014
3 Adjusted EBITDAX is a non-GAAP financial measure. Please see Appendix A for a reconciliation of net income to Adjusted EBITDAX
4 Utilizing SEC price methodology effective June 30, 2015, 32.2 MMBoe of total combined company proved reserves, consisting of 18.8 MMBoe of total proved reserves associated with Earthstone's properties as estimated by Earthstone management and 13.4 MMBoe of total proved reserves associated with Lynden's properties as estimated by Cawley, Gillespie & Associates, Inc.
5 No proved reserves assigned to horizontal drilling locations in the Midland Basin
6 Daily production average for December 2014
7 6,096 Boepd, consisting of 4,646 Boepd from Earthstone's properties for the three month period ended September 30, 2015 and 1,450 Boepd from Lynden's properties per Lynden press release dated November 13, 2015

EARTHSTONE Energy, Inc.
5

Earthstone Acquires Lynden

EARTHSTONE Energy, Inc.	LYNDEN ENERGY
NYSE MKT: "ESTE"	*TSX Ventures: "LVL.V" / OTC Pink: "LVLEF"*
18.8 MMBoe[1]	***13.4 MMBoe[2]***
81% Liquids / 47% PD	***76% Liquids / 34% PD***
79% Ownership in Combined Company	**21% Ownership in Combined Company**

Transaction Summary

- Announced December 17, 2015, targeted closing of Q1 2016
- 3.7mm ESTE shares issued to Lynden Energy Corp. ("LVL") stockholders
  - Total transaction value of $87.5mm
  - Equity value of $58.3mm based on ESTE's 30-day VWAP for the period ended December 16, 2015
  - Assumption of $29.2mm of net debt[3]
- Existing ESTE stockholders to own 79% and LVL stockholders to own 21%; 17.535mm total shares of common stock outstanding upon closing the transaction
- Combined market cap of $318.3mm and net debt of $(0.9)mm[3,4]

Notes:
1 Proved reserves associated with Earthstone's properties as estimated by Earthstone management utilizing SEC price methodology effective June 30, 2015
2 Proved reserves associated with Lynden's properties as estimated by Cawley, Gillespie & Associates, Inc. utilizing SEC price methodology effective June 30, 2015
No proved reserves assigned to horizontal drilling locations in the Midland Basin
3 Net debt as of September 30, 2015
4 Combined market cap based on Earthstone shares outstanding post-closing of approximately 17.535mm and Earthstone closing stock price on December 16, 2015 of $18.15/share

EARTHSTONE Energy, Inc. 6

Lynden Acquisition Rationale

Benefits to ESTE Stockholders

- Entry into Midland Basin, diversifying and expanding its existing exposure to the Eagle Ford and Bakken
- Additional production of 1,450 Boepd, SEC 6/30/15 proved reserves of 13.4 MMBoe, and PV-10 of $92.9mm[1]
  - No proved reserves assigned to over 50 horizontal drilling locations in the Midland Basin
- Working interests in 107 gross / 43.8 net vertical wells targeting the Wolfberry play
- Working interests in 2 gross / 0.9 net horizontal Wolfcamp wells in Glasscock County and 2 gross / 0.4 net horizontal wells in Martin County (1 Lower Spraberry well, 1 Wolfcamp well)
- Significant, de-risked upside with over 150 proved vertical Wolfberry locations on 20 to 40 acre spacing, with potential for over 50 horizontal Wolfcamp A and B gross wells and additional upside in other horizontal targets
- Well-respected operator, CrownQuest Operating, LLC
- Increased borrowing base, access to capital, float, and trading volume

Benefits to LVL Stockholders

- Proved management team with operational expertise
- Premium to pre-transaction market capitalization
- Stock consideration enables further upside to be captured
- Greater market recognition with enhanced financial scale and flexibility
- Platform to fully develop existing Midland Basin asset base
- Diversification to the Eagle Ford and Bakken

Note:
1 PV-10 is a non-GAAP financial measure. Please see Appendix B for further disclosures

EARTHSTONE Energy Inc. 7

Combined Core Asset Map[1]

Earthstone and Lynden Combined Total Companies 6/30/15 SEC Reserves	
1P Reserves (MMBoe)	32.2
% PD	42%
% Oil	62%
PV-10 ($mm)	307.3
Current Production (Boepd)	6,096

North Dakota
Bakken/Three Forks



Earthstone Northern Region 6/30/15 SEC Reserves	
1P Reserves (MMBoe)	2.8
% PD	63%
% Oil	75%
PV-10 ($mm)	37.7
Current Production (Boepd)	784

Earthstone Total Company 6/30/15 SEC Reserves	
1P Reserves (MMBoe)	18.8
% PD	47%
% Oil	72%
PV-10 ($mm)	214.5
Current Production (Boepd)	4,646

Texas
Eagle Ford
Midland Basin



Lynden Total Company 6/30/15 SEC Reserves	
1P Reserves (MMBoe)	13.4
% PD	34%
% Oil	50%
PV-10 ($mm)	92.9
Current Production (Boepd)	1,450

Earthstone Southern Region 6/30/15 SEC Reserves	
1P Reserves (MMBoe)	16.0
% PD	44%
% Oil	71%
PV-10 ($mm)	181.7
Current Production (Boepd)	3,862

Notes:
1 Proved reserves associated with Earthstone's properties as estimated by Earthstone management utilizing SEC price methodology effective June 30, 2015
Proved reserves associated with Lynden's properties as estimated by Cawley, Gillespie & Associates, Inc. utilizing SEC price methodology effective June 30, 2015
No proved reserves assigned to horizontal drilling locations in the Midland Basin
PV-10 is a non-GAAP financial measure. Please see Appendix B for further disclosures

EARTHSTONE Energy, Inc.

8

Core Asset Summary 14,765 gross / 5,883 net acres located in the Midland Basin within Glasscock, Midland, Martin, and Howard Counties, Texas. [ ]% held by production Current production of [1,450] barrels of oil equivalent (“Boepd”) (xx% oil, xx% liquids) Working interest in 2 gross / 0.9 net horizontal Wolfberry wells in Glasscock County Potential for [90] vertical and [50] horizontal future gross Wolfberry wells Working interest in 109 gross / 45 net vertical wells targeting the Wolfberry play 104,000 gross / 50,000 net acres in Coke, Mitchell, and Sterling Counties, Texas As of June 30, 2015, SEC proved reserves totaled approximately 6.6 million barrels of oil equivalent (34% proved developed, 50% oil, 76% liquids) and had a present value of $[ ] million when discounted at 10%. Lynden Asset Overview Company Earthstone Earthstone Lynden Project Area South Texas Williston Basin Midland Basin Objective Eagle Ford, Austin Chalk Bakken, Three Forks Spraberry, Wolfcamp Counties Karnes, Gonzales, Fayette McKenzie, Dunn Glasscock, Midland, Martin, Howard Proved Reserves (MMBoe, % Oil)1,2 12.6 MMBoe; 86% Oil 2.2 MMBoe; 72% Oil 13.4 MMBoe; 50% Oil Current Production 2,215 637 1,450 Gross Producing Well Count 73 136 111 Leasehold Acres: Gross 39,875 48,455 14,765 Net 19,575 7,461 5,883 Working Interest 33% to 50% 4% 20% to 44% Gross Drilling Locations 263 200 200 Total Company Production = 6,096 Boepd, 62% Oil Notes: 1Proved reserves associated with Earthstone’s properties as estimated by Earthstone management utilizing SEC price methodology effective June 30, 2015 2Proved reserves associated with Lynden’s properties as estimated by Cawley, Gillespie & Associates, Inc. utilizing SEC price methodology effective June 30, 2015

Proved Reserves by Commodity1 Proved Reserves by Category1 Current Production by Commodity PV-10 by Category1,2 32.2 MMBoe 6,096 Boepd $307.4mm 32.2 MMBoe Combined Asset Summary – 6/30/15 SEC Pricing1 Notes: 1Proved reserves associated with Earthstone’s properties as estimated by Earthstone management utilizing SEC price methodology effective June 30, 2015 Proved reserves associated with Lynden’s properties as estimated by Cawley, Gillespie & Associates, Inc. utilizing SEC price methodology effective June 30, 2015 No proved reserves assigned to horizontal drilling locations in the Midland Basin 2PV-10 is a non-GAAP financial measure. Please see Appendix B for further disclosures 10 PDP 61% PDNP 10% PUD 29% Oil 56% Gas 28% NGL 16% Oil 63% Gas 21% NGL 16% PDNP, 4% PUD, 62% PDP, 35%

Combined Asset Summary – 6/30/15 SEC Pricing(1) (Cont'd)

Total Proved Reserves (MMBoe)[1]



40.0
30.0
20.0
10.0
0.0
71%
18.8
32.2
ESTE Standalone
ESTE Combined

Proved Developed Reserves (MMBoe)[1]



20.0
15.0
10.0
5.0
0.0
52%
8.8
13.4
ESTE Standalone
ESTE Combined

Proved SEC PV-10 ($mm)[1,2]



400.0
300.0
200.0
100.0
0.0
43%
214.5
307.4
ESTE Standalone
ESTE Combined

Current Production (Boepd)



8,000
6,000
4,000
2,000
0
31%
4,646
6,096
ESTE Standalone
ESTE Combined

Notes:
1 Proved reserves associated with Earthstone's properties as estimated by Earthstone management utilizing SEC price methodology effective June 30, 2015
Proved reserves associated with Lynden's properties as estimated by Cawley, Gillespie & Associates, Inc. utilizing SEC price methodology effective June 30, 2015
No proved reserves assigned to horizontal drilling locations in the Midland Basin
2 PV-10 is a non-GAAP financial measure. Please see Appendix B for further disclosures

EARTHSTONE Energy, Inc.

11

Combined Capital Structure and Liquidity Total liquidity of $118.4mm Cash of $49.3mm Reserve-based loan remaining availability of $69.2mm $48.3mm drawn on a combined $117.5mm borrowing base1 Standard financial covenants (max total leverage/annualized quarterly EBITDA ratio of 4.0x, min current ratio of 1.0x) 17.535mm common shares outstanding 79% held by ESTE stockholders / 21% held by LVL stockholders 55% held by insiders and affiliated entities 23% held by unaffiliated institutional investors 22% held by retail investors ($mm)EarthstoneLynden9/30/20159/30/2015Combined1Cash and Equivalents41.38.049.3Borrowing Base80.037.5117.5Debt Outstanding(11.2)(37.2)(48.3)Availability68.80.369.2Liquidity110.18.3118.4 Liquidity Note: 1 Combined borrowing base subject to redetermination

Combined Financials – First Nine Months of 2015 Note: 1Adjusted EBITDAX is a non-GAAP financial measure. Please see Appendix A for a reconciliation of net income to Adjusted EBITDAX First Nine Months of 2015 ($000s) (Unaudited) ESTE LVL Combined Revenues From Production Oil 31,586 9,312 40,898 Natural Gas 5,483 1,301 6,784 Natural Gas Liquids 2,164 1,046 3,210 Total Revenues From Production 39,233 11,659 50,892 Cash Expenses Lease Operating Expenses 12,325 4,176 16,501 Production Taxes 2,122 940 3,062 Re-Engineering and Workovers 520 -- 520 General and Administrative Expenses 7,505 1,822 9,327 Total Cash Expenses 22,472 6,938 29,410 Realized Derivatives 4,178 149 4,326 Other Income 617 -- 617 Adjusted EBITDAX1 21,555 4,870 26,425 Capital Expenditures 66,411 15,163 81,574 Production (Boepd) 4,340 1,317 5,657

Investor Sponsor Ownership Earthstone Management Friends and Family 52.0% 16.9% JVL Advisors 3.9% Combined Equity Ownership Earthstone is Backed By Top-Tier Investors 17.535mm shares outstanding, of which 21% will be held by Lynden stockholders

Oak Valley Resources, LLC will own 52.0% of the Combined Company. Oak Valley’s investors include: Earthstone Management Significant equity investors CEO has over 40 years of experience Executive officers average over 30 years of industry experience Senior executives have worked together in multiple successful entities EnCap Investments L.P. Leading provider of private equity to the independent E&P sector 25-year history of providing capital Repeat investors Long relationship with Management Vlasic Group Partnered with Management for 26 consecutive years Former investor and director of GeoResources and predecessor entities Previously affiliated with Vlasic Foods prior to sale to Campbell Soup Wells Fargo Energy Capital Part of Wells Fargo Energy Group, a $30bn capital provider to the North American energy industry Predecessor entities have previously invested with Management Friends and Family Many repeat investors Long-term investment horizons Petroleum engineers, geologists, portfolio managers, endowments, family trusts, investment bankers, lawyers, and other accredited persons Source of incremental deal flow and advice

Midland Basin and Eagle Ford Position Overview Midland Basin County Gross Acres Leasehold Interest (%) Net Acres Production (Boepd)1 Martin 1,757 43.75% 769 1,127 20.00% 225 Midland 640 43.75% 280 Glasscock 4,480 43.75% 1,960 Howard 6,121 40.63% 2,487 640 25.39% 162 Total 14,765 5,883 1,450 Eagle Ford County Gross Acres Leasehold Interest (%) Net Acres Production (Boepd)2 Karnes/Gonzales/Fayette 39,875 49.09% 19,575 2,217 La Salle 26,290 11.45% 3,010 1,281 Total 66,165 22,585 3,498

Horizontal development in the Midland Basin is exceeding original expectations Increasing industry activity de-risking play Production data from these wells supports strong EURs and returns Vertical Wolfberry confirms quality of acreage Prospective in 8+ separate horizons Midland Basin – Horizontal Potential in Multiple Horizons Several horizontal resource plays being delineated

Glasscock County – Wind Farms Prospect Area

- 4,480 gross / 1,960 net acres prospective for the Wolfcamp
  - Leasehold interest of ~44%
- Lynden's first two horizontal Wolfcamp wells in Glasscock County were drilled during June and July 2015
  - Mallard 23 #1H well
    - Lateral length of ~6,900 feet, 35 frac stages
    - Gross production for the first 60 days averaged 505 Boepd (91% oil)
  - McDaniel 2413 #1H
    - Lateral length of ~9,500 feet, 48 frac stages
    - Gross production for the first 60 days averaged 600 Boepd (91% oil)
- Contiguous acreage block allows for efficient layout of long laterals



Initial Horizontal Locations
Schwartz
Walters
Hoelscher
Niehues
McDaniel
Snider
Fairy Pfuger
Mallard
Hipp
Sefcik
Landry
Producing Vertical Well
Potential Vertical Well Location

EARTHSTONE Energy, Inc. 18

6,761 gross / 2,640 net acres prospective for the Wolfcamp Leasehold interest of 25% to 41% First horizontal well planned for April 2016 Increasing vertical and horizontal well activity by other operators in Howard County Offset by EnCana/Athlon and Oxy Contiguous acreage block allows for efficient layout of long laterals Ongoing vertical well program to perpetuate leases Improvements in vertical well completion practices Howard County – Tubb Prospect Area Map Location Operator Well Name 24 Hr IP (BOEPD) 30 Day IP (BOEPD) Lateral Length % Oil 1 EnCana (Athlon) Tubb 39 #5H 2,351 1,594 6,705’ 73% 2 Encana Catcher 40 #5H 1,133 695 6,939’ 97% 3 Encana Tubb 39 3908I Waiting on completion data to be released 4 Encana Tubb 39 3909I Waiting on completion data to be released 5 Oxy Patterson 2702 WA Waiting on completion data to be released Lynden Producing Vertical Well 1 2 3 4 5

Unique opportunity in terms of size, contiguous nature, and significant geological potential Covers 165 square miles on Eastern Shelf 50% working interest in ~104,000 gross and net acre lease Coke, Mitchell, and Sterling Counties Several high-impact resource play targets Clearfork, Wolfcamp, Cline, Mississippian Typically shallower than 8,000 feet Mitchell Ranch Eastern Shelf – Mitchell Ranch Overview Mitchell Ranch Midland Basin to Eastern Shelf Simplified Stratigraphic Section

Eagle Ford – Summary

- Operated Fayette, Gonzales, and Karnes Counties
  - 39,875 gross / 19,575 net leasehold acres
  - Working interests range from 33% to 50%
- 64 gross producing wells (62 operated / 2 non-op)
- October 2015 average gross production of ~5,000 Boepd (98% operated)
- Approximately 260 identified gross Eagle Ford drilling locations
- Majority of acreage covered by 173 square mile 3-D seismic shoot
  - Avoid faulting for steering Eagle Ford wells
  - Indicate natural fractures
  - Delineate other prospective opportunities
- Other Potential: Upper Eagle Ford, Austin Chalk, Buda, Wilcox, and Edwards
- Non-operated La Salle County
  - 26,290 gross / 3,010 net leasehold acres
  - Working interests range from 10% to 15%


TEXAS
Williamson
Burleson
Washington
Bastrop
Hays
Austin
Caldwell
Fayette
TEXAS
Colorado
Guadalupe
Gonzales
Lavaca
Wilson
DeWitt
Karnes
Victoria
WELL LEGEND
BUDA
EDWARDS
AUSTIN CHALK
EAGLE FORD
COMPANY ACREAGE
OIL WINDOW
GAS CONDENSATE
DRY GAS
Miles

EARTHSTONE Energy, Inc.
21

Eagle Ford and Austin Chalk Intervals Across the Acreage


Stratigraphic Column
S.W. Fayette & N.E. Gonzales Co.'s, Texas
System
Series
Formation
Tertiary
Eocene
Paleocene
Cretaceous
Upper Cretaceous
Lower Cretaceous
Jurassic
Frio
Vicksburg
Jackson
Yegua-Cockfield
Weches
Queen City
Reklaw
Missing / Eroded Section
Carrizo Sand
Wilcox Sands
Midway Shale
Navarro / Taylor Shale
Navarro Sands
Taylor Sands
Pecan Gap / Anacacho Chalk
Pecan Gap Shale
Austin Chalk
Upper
Eagle Ford Carbonate
Upper Eagle Ford Shale
Lower Eagle Ford Shale
Buda Limestone
Georgetown Limestone
Edwards Limestone
Glenrose Limestone
Travis Peak / Cotton Valley
Smackover
Pre Louann Salt
Louann Salt
Giddings Austin Chalk Field Interval
Eagleville Field Interval
Southern Bay Eagle Ford Interval
GR
DEPTH
RO10
DPHI
NPHI
RO90
9500
9600
9700
9800
9900
10000
10100
10200
10300
UPPER AUSTIN CHALK TARGET
7750' – 11000'
LOWER AUSTIN CHALK TARGET
8250' – 11600'
EAGLE FORD TARGET
8300' – 11650'

EARTHSTONE Energy, Inc.

22

Recent Eagle Ford Acquisitions – Karnes and Gonzales Counties Acquired 3,050 gross / 1,185 net acres in Karnes and Southern Gonzales Counties Operational control with 33% to 50% working interest Currently drilling four wells in Karnes County, with first production expected in Q1 2016 No near-term lease obligations HBP acreage 2017 to 2018 expirations Potential for 33+ gross Eagle Ford locations Four gross wells to be drilled in early 2016 Laterals of 5,000 feet to 7,000 feet

Upper Austin Chalk – Naturally Fractured Reservoir October 2015 average gross production of ~625 Boepd (96% operated) 8 gross producing wells (7 operated / 1 non-op) 7,880 gross acres held by production Brought 4 gross wells on line in 2014 and 2 gross wells online in 2015; 2 wells planned for Q1 2016 Pending well performance, ability to add 8 new locations that can hold over 12,000 gross acres (6,000 net acres) for future Eagle Ford development D&C of $4.3mm per well; 13,000 feet of lateral length (two opposing laterals) Integrating regional geology with 3-D seismic-defined fracture indications ESTE-Operated Producing Well ESTE-Operated Drilling Location

Williston Basin – Bakken/Three Forks Play

Summary

- 5,700 net core acres predominantly in McKenzie and Dunn Counties of North Dakota that are prospective for the Bakken/Three Forks formation
- 136 gross wells producing
  - Average working interest of ~3%
  - 30 gross wells currently being drilled or completed
- ~200 potential gross drilling locations
- Operators include: ConocoPhillips/Burlington, Continental, ExxonMobil/XTO, Marathon, Newfield, Oasis, and Statoil
- Majority of units in McKenzie County, ND
  - Banks Field
    - Largest development area
    - Interest in 22 spacing units
    - Operators down-spacing to 6-7 wells per unit in the Bakken
  - Indian Hill Field

Near-Term Strategy

- Expand acreage
- Acquire production
- Establish operating presence



Earthstone Operated Leasehold
Earthstone Non-Op Leasehold
Williams
Mountrail
McKenzie
Dunn
Billings
LOWER BKKN SH ZERO LINE
MIDDLE BKKN ZERO LINE
UPPER BKKN SH ZERO LINE
Bakken Maturity Limit

Note: Estimated number of locations include proved undeveloped as well as management's estimates of additional potential. Actual locations drilled and quantities that may be ultimately recovered from Earthstone's interests could differ substantially from management's estimates.

EARTHSTONE Energy, Inc.

25

Oil and Gas Production Hedged Swap Positions Avg. hedged oil price = $59.65/Bbl Avg. hedged gas price = n/a Oil / Gas Quantity Oil – BBls/mo Gas – MMBtu/mo Period Fixed Price Oil 5,000 Jan ‘16 – Mar ’16 57.00 Oil 10,000 Jan ‘16 – Jun ’16 58.00 Oil 10,000 Jan ‘16 – Dec ’16 60.80 2016 Hedging Summary 26 195,000 0 0 100,000 200,000 300,000 400,000 Oil (Bbls) Gas (MMBtu)

Combined 2015 Capital Expenditure Budget Drilling and Completion $mm Gross Well Count Drilled Completed Operated Eagle Ford 45.0 10 13 Non-Operated Permian 15.5 13 12 Non-Operated Bakken 13.5 28 34 Non-Operated Eagle Ford 8.5 0 12 Operated Austin Chalk 5.5 2 2 Land(1) 7.5 Subtotal 95.5 Acquisitions 7.5 Total 103.0 53 73 Capex by Project Area Current Budget Leasehold budget includes estimated lease maintenance, extensions, and renewals to maintain and enhance current position in Fayette/Northern Gonzales Counties; excludes significant new lease areas. 27 44% 15% 13% 8% 6% 7% 7% Operated Eagle Ford D&C Non-Operated Permian D&C Non-Operated Bakken D&C Non-Operated Eagle Ford D&C Operated Austin Chalk D&C Land Acquisitions

Appendix A – Adjusted EBITDAX Adjusted EBITDAX is used as a supplemental financial measure by our management and by external users of our financial statements, such as investors, commercial banks and others, to assess our operating performance compared to that of other companies in our industry, without regard to financing methods, capital structure or historical costs basis. It is also used to assess our ability to incur and service debt and fund capital expenditures. We define “Adjusted EBITDAX” as net income (loss) plus (1) (gain) loss on sale of assets; (2) accretion; (3) impairment expense; (4) depletion, depreciation, and amortization; (5) exploration expense; (5) interest expense; (6) interest income; (7) unrealized (gain) loss on derivatives; (8) income tax expense (benefit); (9) share of loss in equity investment; and (10) unrealized (gain) loss Our Adjusted EBITDAX should not be considered an alternative to net income (loss), operating income (loss), cash flow provided by (used in) operating activities or any other measure of financial performance or liquidity presented in accordance with the generally accepted accounting principles (“GAAP”). Our Adjusted EBITDAX may not be comparable to similarly titled measures of another company because all companies may not calculate Adjusted EBITDAX in the same manner. The following table provides a reconciliation of net income to Adjusted EBITDAX for the nine months ended September 30, 2015 (in thousands): EarthstoneLyndenNet (loss) income(144)(2,967)(Gain) / loss on sale of assets(1,667)--Accretion425--Impairment expense--1,937Depletion, depreciation, and amortization22,7056,992Exploration expense142--Interest expense547244Interest income(40)(87)Unrealized (gain) loss on derivative contracts(344)(102)Income tax expense (benefit)(69)(1,578)Share of loss in equity investment--432Unrealized foreign exchange (gain) loss--(1)Adjusted EBITDAX21,5554,870

Appendix B – PV-10 Earthstone PV-10 as of June 30, 2015 was estimated by Earthstone management utilizing SEC price methodology and based on $71.68 per barrel of oil and $3.361 per MMBTU for natural gas. PV-10 is a non-GAAP financial measure. Present Value Discounted at 10% (“PV-10”) is a non-GAAP financial measure that differs from the GAAP measure “standardized measure of discounted future net cash flows” in that PV-10 is calculated without regard to future income taxes. Earthstone and Lynden management believe that the presentation of the PV-10 value is relevant and useful to investors because it presents the estimated discounted future net cash flows attributable to our estimated proved reserves independent of our income tax attributes, thereby isolating the intrinsic value of the estimated future cash flows attributable to our reserves. Because many factors that are unique to each individual company impact the amount of future income taxes to be paid, Earthstone and Lynden believe the use of a pre-tax measure provides greater comparability of assets when evaluating companies. PV-10 does not necessarily represent the fair market value of oil and natural gas properties. PV-10 is not a measure of financial or operational performance under GAAP, nor should it be considered in isolation or as a substitute for the standardized measure of discounted future net cash flows as defined under GAAP.

Frank Lodzinski President and CEO Robert Anderson EVP, Corporate Development and Engineering Neil Cohen VP, Finance, and Treasurer Corporate Headquarters Houston 1400 Woodloch Forest Drive | Suite 300 | The Woodlands, TX 77380 | (281) 298-4246 Denver 633 17th Street | Suite 2320 | Denver, CO 80202 | (303) 296-3076 Website www.earthstoneenergy.com Contact Information